UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

STATIONDIGITAL CORPORATION

(formerly known as Alarming Devices, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

112 North Curry Street, Carson, Nevada 89703-4934

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 482-9585

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-541-6222

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On April 23, 2014, StationDigital , Inc., a Delaware corporation (“StationDigital”) consummated a Stock Purchase Agreement, as amended and originally entered into on March 12, 2014 (the “Agreement”) entered into with Steel Pier Capital Advisors, LLC (“Steel Pier”) whereby StationDigital acquired 4,805,067 shares of 5,000,000 shares of Common Stock held by Steel Pier. The purchase price for the Shares was One Hundred Thousand Dollars ($100,000). The acquisition of the Shares, which represent approximately 90% of the Registrant’s shares of outstanding Common Stock, resulted in a change in control of the Registrant.

Also on April 23, 2014, the Registrant authorized an amendment to its Articles of Incorporation (the “Amendment”) to (i) change its name to StationDigital Corporation., (ii) to increase the number of its authorized shares of capital stock from 75,000,000 to 510,000,000 shares of which 500,000,000 shares were designated common stock, par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares were designated “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”) and (iii) to effect a forward split such that 17.6471 shares of Common Stock and Preferred Stock were issued for every 1 share of Common Stock and Preferred Stock issued and outstanding immediately prior to the Amendment (the “Split”). The Registrant also authorized a conversion of its corporate domicile to the State of Delaware.

Also on April 23, 2014, the Registrant entered into and consummated the Agreement and Plan of Merger (the “Merger Agreement”), with StationDigital, whereby StationDigital merged with into the Registrant (the “Merger”) for approximately 3,585,575 pre-Split shares of the Company’s Common Stock and 56 shares of a newly-created Series A Preferred Stock. Further, the Registrant amended its By-laws to change its fiscal year end to December 31st. The change is intended to align the Registrant’s fiscal periods with that of StationDigital’s business.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 23, 2014, the Registrant entered into and consummated the Merger. For a description of the Merger , and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

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ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

MERGER WITH STATION DIGITAL, INC.

On April 23, 2014, Alarming Devices, Inc., a Nevada corporation (the “Registrant” or the “Company”), entered into and consummated the Agreement and Plan of Merger (the “Merger Agreement”) with StationDigital, Inc., a Delaware corporation (“StationDigital”). Upon consummation of the transactions set forth in the Merger Agreement (the “Closing”), the Registrant adopted the business plan of Station Digital.

Pursuant to the Merger Agreement, the Registrant agreed to acquire StationDigital in exchange for the issuance of an aggregate 3,585,575 pre-split shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) and 56 shares of a newly-created Series A Preferred Stock, par value $0.001 per share (the “Series A”, and collectively, the “Merger Shares”). Following the consummation of the Merger, the shareholders of StationDigital will beneficially own approximately Eighty-Eight Percent (88%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Merger Agreement contains customary representations, warranties and covenants of the Registrant and StationDigital for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K. A copy of the press release dated April 24, 2014, announcing the completion of the Merger, is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Additionally on April 23, 2014, holders of a majority of the Company’s outstanding Common Stock voted to amend the Company’s Articles of Incorporation ( the “Amendment”) to: (i) change its name to “StationDigital Corporation”, (ii) increase the number of its authorized shares of capital stock from 75,000,000 shares to 510,000,000 consisting of (a) 500,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock and (iii) effect a forward split such that 17.6471 shares of Common Stock and Preferred Stock were issued for every 1 share of Common Stock and Preferred Stock issued and outstanding immediately prior to the Amendment. Additionally, the majority shareholder and the Registrant agreed to convert the Registrant’s corporate domicile to Delaware. Further, the Company amended its By-laws to change its fiscal year end to December 31st to align the Company’s fiscal periods with that of StationDigital’s business.

At the effective time of the Merger, our board of directors and officers was reconstituted by the appointment of Terrance Taylor as Chief Financial Officer, Edward Storm as Chief Operating Officer, and Lucky Romero as Vice President of Business Development.

Pro Forma Ownership

Following the issuance of the Merger Shares, the former stockholders of StationDigital and/or their designees now beneficially own approximately Eighty-Eight Percent (88%) of the total outstanding shares of the Registrant’s Common Stock. For financial accounting purposes, the acquisition was a reverse acquisition of the Company by StationDigital, under the purchase method of accounting, and was deemed a recapitalization with StationDigital as the acquirer. Upon consummation of the Merger, the Company adopted the business plan of StationDigital.

POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after the Merger, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

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Shareholder (1)	Beneficial Ownership	Percent of Class (2)
Timothy Roberts(3)	43,083,440	60.0%
Sir Michael Marshall	6,244,000	8.7%
Terrance Taylor	900,000	1.3%
Lucky Romero	-	-
Edward Storm	125,000	*
Officers and Directors as a Group (4 persons)	44,108,440	61.5%

* Less than one percent (1%).

(1) The address for all officers, directors and beneficial owners is 9465 Wilshire Boulevard, Suite 300, Beverly Hills, CA 90212.

(2) Based upon 71,725,000 shares of common stock outstanding as of April 23, 2014.

(3) Does not include 56 shares of Series A Preferred Stock, which vote at the rate of 2,833.3 votes of Common Stock per share of Series A Preferred Stock.

MANAGEMENT

Name	Age	Position
Timothy M. Roberts	43	Chairman, Chief Executive Officer and Chief Technology Officer
Terrance Taylor	48	Chief Financial Officer
Edward Storm	53	Chief Operating Officer
Lucky Romero	33	Vice President of Business Development

Timothy M. Roberts, 43, Chairman, Director, Chief Executive Officer, Treasurer and Secretary. Mr. Roberts has more than two decades of experience in the technology industry and has held prior roles such as CEO, CTO, Managing Director or Board Member for six different companies. Mr. Roberts was the innovator and founder of broadband services provider Savvis Communications (NASDAQ: SVVS), which was sold to Century Link for $2.5 billion in 2011. Savvis supports over one-third of all Internet transports, a large portion of the federal and state government infrastructure and is the dominant provider of the financial market infrastructure. Mr. Roberts also founded net-sourcing service provider, Intira Corporation, which was the first company to pioneer and sell enterprise class hosting/data centers, first to market with cloud computed (NetSourcing) as a service, combined with a worldwide OC3 ATM BGP backbone and virtualized hosting from the cloud. It also successfully raised more than $250 million in equity capital and was sold to a real estate developer, which owned buildings that housed portions of Intira’s data centers, and became Terremark (NASD: TMRK). In 2011, Terremark was sold to Verizon for $1.4 billion. In addition, Mr. Roberts was the Founder and CEO of Infinium Labs, Inc., GameStreamer, Inc. and Savtira Corporation. On September 19, 2008, Mr. Roberts settled charges with the Securities and Exchange Commission. The Commission (Case No. 06-cv-1611 T-23EAJ) alleged that during a promotional fax campaign, Mr. Roberts took advantage of the increased trading volume in Infinium Labs shares to sell his personal stock holdings without reporting the sales to the public. The Commission's complaint also alleged that Roberts paid the promoter with four million shares of his own Infinium Labs stock in violation of the registration provisions of the federal securities laws. As part of the settlement, Mr. Roberts agreed, without admitting or denying the Commission's allegations, to: an injunction from future violations of Sections 5(a), 5(c) and 17(a) of the Securities Act of 1933, Sections 10(b) and 16(a) of the Securities Exchange Act of 1934 and Rules 10b 5 and 16a 3 thereunder; accept a bar from serving as an officer or director of any public company for five years; be barred from participating in any offering of penny stock for five years; and to pay a $30,000 civil penalty.

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Terrance Taylor, 48, Chief Financial Officer. Terrance has more than two decades of experience in the finance, financial reporting, accounting, telecommunications and technology industry. From November 2010 to July 2012 Mr. Taylor served as the Vice President of Corporate Development and Treasurer of Savtira Corporation, Chief Financial Officer for GameStreamer, Inc. from October 2008 to April 2010, Consultant, Controller and Interim Chief Financial Officer for Phantom Entertainment, Inc. from November 2003 to September 2008 and Controller and Financial Reporting Manager for Wireless One Network, from January 1999 to October 2003 which was sold to AT&T Wireless for $850 million. While serving as Controller for Wireless One Network, Mr. Taylor spearheaded the transition of accounting functions from the Wireless One Network to AT&T Wireless for a 12-month post-sale transition period. Mr. Taylor’s expertise also includes GAAP reporting, operating capital budgets, regulatory filings and compliance reporting.

Edward Storm, 53, Chief Operating Officer. Edward was the President & CEO of Reward Wall Systems until he sold the company in February of 2014. Over sixteen years, Mr. Storm played an integral role with Reward Wall Systems taking it from $4 million to over $18 million in annual revenue at its peak. Mr. Storm managed all daily activity at Reward Wall Systems, including but not limited to Sales, Accounting, Bank and Financing Relationships and Manufacturing Production and sat on the compensation committee and Board of Directors at Reward Wall Systems. Mr. Storm currently manages a real estate development company with holdings in NE, KS, CO, & AZ totaling over 100,000 square feet of leasable space; his duties include lease negotiations, cash flow projections, budgeting, management of bank relationships and property development. Mr. Storm was an advisor at E.F. Hutton, Shearson Lehman Brothers and R.W. Baird where he built a book of business in excess of $100 million in assets under management. Mr. Storm was a Certified Public Accountant having worked with Arthur Andersen in the Small Business Division helping clients grow and develop their businesses by providing Accounting, Tax and Consulting Services.

Lucky Romero, 33, Vice President, Business Development. Lucky has worked directly with Gene Simmons (KISS/ Gene Simmons Family Jewels) and his business partner, Richard Abramson (business veteran and producer/ manager of the Pee-Wee Herman franchise) since September 2004. Working as their Chief Associate, Mr. Romero has been crucial to the development of sales, marketing and PR campaigns, identifying strategic alliances, building solid relationships and handling time sensitive event coordination and logistics as a direct liaison with all clients/partners including C-level executives, heads of states, celebrities, high net worth individuals and wealth managers. Mr. Romero also works as a private consultant; producing marketing campaigns, raising equity, branding, developing social media and managing celebrities and emerging talent. Mr. Romeo attached Santa Clara University and San Jose State University.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending August 31, 2013, 2012 and 2011; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended August 31, 2013 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary (1)	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
Andre Luis Nascimato Moreira	2013	—	—	—	—	—	—
President, Secretary, Treasurer	2012	—	—	—	—	—	—
Chief Executive Officer and Chief Financial Officer	2011	—	—	—	—	—	—

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Company’s named executive officers as of August 31, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Andre Luis Nascimento Moreira	—	—	—	—
President, Secretary, Treasurer
Chief Executive Officer and Chief Financial Officer

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

On January 1, 2014, Station Digital entered into an employment agreement with its founder and principal officer Timothy M. Roberts. The employment agreement provides for a five year term, subject to automatic renewal with an annual base salary of $260,000. The employment agreement provides customary non-competition and non-solicitation restrictions during the course of employment and for a period of one year thereafter.

On April 1, 2014, the Company entered into an employment agreement with Terrance Taylor, Chief Financial Officer.  The employment agreement is for a five year term and provides for an initial annual base salary of $210,000 that shall be increased by no less than 10% on an annual basis. Upon execution of the employment agreement, the Company issued Taylor 1,500 shares of common stock. At the end of the five year term, the employment agreement automatically extends for additional one year periods unless either party terminates the agreement not later than 180 days prior to its expiration.

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DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the consolidated business of StationDigital, Inc.

COMPANY OVERVIEW

StationDigital was originally organized as a Missouri limited liability company on November 14, 2012, and was subsequently converted to a Delaware C-Corporation on November 18, 2013.

StationDigital’s primary identity is as a sophisticated pure play music discovery Internet radio service, offering a competitive, state of the art product to capture market share in the Internet radio space. StationDigital offers a unique, industry-first value proposition: the StationDigital Listener Rewards Program, where all of our registered users earn listener rewards points every time they listen to StationDigital, either on the web or through any of our mobile apps, and every time they share StationDigital with friends through social media. Thus, StationDigital directly incentivizes its users for playing an active and ongoing part in the organic growth of our customer base and our brand. StationDigital rewards points can then be redeemed right inside our apps through the StationDigital online superstore for wide variety of both physical and digital merchandise which is designed to appeal to users of all kinds.

StationDigital also seeks to be the first free Internet radio platform to evolve into a completely ad-supported, comprehensive digital media broadcast platform, available on any device, anywhere, anytime, and always totally free to the consumer. To that end, StationDigital intends to steadily add music videos, movies, television programming, specialty programming, and video games to our platform of digital media and entertainment which will be available to our users at all times. Our user rewards program will extend to each additional digital media offering on the StationDigital platform.

The StationDigital mobile app is now available for both iTunes and Android. We expect the mobile app will soon be available in the other app stores, with the ultimate goal of increasing our reach to 100% of the mobile devices in use. Mobility is at the heart of our growing listener base in internet radio, and our marketing efforts are expanding beyond our browser focused initiatives and into a series of highly targeted mobile ad campaigns across multiple ad platforms with the goal of aggressively promoting brand recognition and increasing mobile app installs of StationDigital.

Additionally, as the markets for digital media consumption expand beyond laptops and mobile devices to the living room and the car, StationDigital intends to compete for those consumers as well.

Problems We Solve

StationDigital is building an Internet Radio service intended to move the Internet radio service industry towards an ad-supported, free to consumer, total digital media broadcast platform.

StationDigital believes that consumers are looking for convenience and selection in a free, ad-supported platform that supports all digital media - from eBooks, to music, to movies and TV - all in one spot, and not just music. This is the platform that StationDigital is attempting to build.

The current market leaders in Internet radio have focused all of their product designs on music alone and currently do not offer other digital media on their systems as ad-supported products.

StationDigital believes that, for the Internet radio platform to remain relevant and attractive to its user base, it must quickly evolve into a media marketplace that offers not only music, but movies, TV, and books, for free, and in an ad-supported environment. StationDigital is guided by this vision above all others, and is working towards integrating suppliers of other digital media properties into our platform for public consumption, from music videos, to globally popular demographic programming and video games.

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We believe the current market leaders in Internet radio have outdated systems built on legacy technology and high SGA costs, to which they are structurally committed by their earlier architecture and first to market position, which limit their efficiency and restrict their technical automation capabilities to cross-merchandise their customer base and maximize revenues. We feel StationDigital was designed to be free from such limitations, and to be versatile enough to address areas of growth and to seize opportunities to capture market share in future and emerging digital media distribution markets, as well as maximize potential revenue streams by automated cross merchandising initiatives which we intend to monetize through StationDigital’s online store.

Our Vision

StationDigital was launched in 2013 with the intent to quickly achieve critical mass in the Internet radio/music discovery segment of the consumer Internet, a rapidly expanding market whose commercial viability has already been clearly established by large industry incumbents. We believe the evolution and expansion of Internet radio service has been mainly fueled, to this point, by its competitive advantages over traditional broadcast radio – essentially the end user interface, discovery, personalization, and selectivity that Internet radio intrinsically offers which terrestrial broadcast radio simply can never match due to its fundamental technological limitations.

This behavioral preference by consumers for intelligent, personalized Internet radio over the passive reception model of traditional broadcast radio was evident from the beginning, with the advent Internet radio in a purely browser based, website environment. Even then, the obvious benefits of Internet radio streamed from a desktop or laptop were sufficient to draw millions of users away from their old radio listening habits and into the new world of personalized Internet radio.

However, with the arrival of the smart phone, a paradigm shift was underway which would permanently alter, on a much broader scale, consumer behavior in radio listening because of the combination of mobility, music quality, end user intelligence and personalization that these new mobile devices enabled.

StationDigital believes that Internet radio platforms still offer room for potentially successful new entrants to establish and build brand recognition and dedicated user bases by offering a distinctive and focused product with a competitive value proposition.

PRODUCTS

Music

Our Music Song and Video Discovery Platform allows consumers to build stations based on keywords searches like Artist, Album, Genre, Mood, Trending, User Favorites, and User Top Station. Our play listing system allows for the easy creation of stations and allows users to discover new music. Traditional radio station models of buying physical music and having DJ’s play the same music over and over is not what users want today. We believe they desire a passive system, such as ours which is smart and learns from both their behaviors and other users with similar tastes, and introduces them to music they probably would never have found, otherwise.

We cover a significant percentage of the global music track catalog and metadata to support having a robust consumer experience with tour dates, tickets, lyrics, discography, release dates and more.

TV Shows and Previews

We are attempting to offer a TV show platform with a Cloud DVR and an interactive TV Guide which will allow you to watch primetime TV on Internet connected devices. We intend for the TV play listing system to work just like the music play listing system and allow consumers to find TV shows that are based on user behaviors and similar shows.

Movies and Movie Previews

We are also designing a Movie platform to offer a Cloud DVR with on-demand access to the top movies available and allow you to watch on Internet connected devices. We intend for the Movie play listing system to work just like the music play listing system and allow consumers to find Movies that are based on user behaviors and similar shows.

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StationDigital’s Online Superstore E-Commerce

StationDigital intends to have a robust e-commerce platform which will be integrated into our free to consumer ad supported system, allowing consumers to earn rewards as they listen and redeem their rewards for discounts on products purchased through the e-commerce system. We intend to have an automated merchandising system in our e-commerce system so that, based on user behaviors and cookies, we can populate merchandise based on what their user behavior dictates.

Direct Publishing for Artists

StationDigital intends to deploy a system which allows artists and content owners to publish their content to our mass audience and allow content owners to setup licensing rights and digital rights management with a turn-key solution, enabling them to bypass legacy channels and, as a result, increase their revenue.

COMPANY GROWTH STRATEGY

Marketing Campaign

StationDigital launched its Internet radio service in September 2013 with two significant disadvantages to our competitors – an almost non-existent user base and very little brand recognition. First, we launched our website and secured a valuable marketing partnership with Google, enabling us to drive more than 4 million unique visitors to stationdigital.com in our first two months of existence. This was invaluable to StationDigital, allowing us to build brand awareness and generate traffic at an early stage.

Shortly afterward, in November 2013, we published our StationDigital mobile apps for iOS and Android in both iTunes and Google Play. We feel this was the real completion of our launch because the Internet radio market is predominantly driven by mobile listening and we expect the vast majority of our present and future listener base to come from mobile devices.

We then focused our significant marketing initiatives into aggressively acquiring as many mobile installs of our apps and as many mobile users of our service as we could. We have focused entirely on the Android and iOS markets for mobile device customers because these two markets alone account for a significant percentage of all mobile device installs in Internet radio. We believe that, with our limited development resources, developing applications for the other mobile platforms (i.e., Blackberry and Windows) would be an inefficient use of our tech team’s time and effort. We believe that we can build a very successful mobile listener base, through 2014 and beyond, in the Android and iOS markets alone.

We were able to negotiate, after much time and study, several early marketing partnerships that enabled us to develop a creative message, distribute it through dozens of ad exchanges and begin to acquire a significant installed base of mobile users of StationDigital.

As of March 2014, we had an installed base of more than 250,000 mobile users of StationDigital between the Android and iOS apps, and we intend to significantly increase our rate of growth in both markets through our current acquisition strategy.

Marketing Approach

We are executing a two pronged approach for the dissemination of our product and brand to potential customers.

The two pronged approach is as follows:

1)     Direct Digital Marketing – To acquire regular and loyal customers directly by capturing click-throughs, mobile app installs and building an expanding base of registered users who participate in our Listener Rewards program.

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2)     Channel Partner Marketing – to build a pipeline of potential customers by partnering with leading developer platforms to feature StationDigital’s product on their platforms, in an effort to expand our reach, build brand recognition and increase our customer base through the relationships these partnerships may provide without incurring direct marketing costs.

Additionally, StationDigital is focused on the evolving science of driving user acquisition and building substantial listening hours at the greatest cost efficiencies that we can achieve. This underlying directive will inform many of our marketing structural initiatives and will ultimately determine what specific mix of marketing campaigns or projects in which we will choose to invest.

Our Competition

Our competitors include terrestrial radio providers such as CBS and Clear Channel, satellite radio providers such as SiriusXM, online radio providers such as Pandora and iheartradio and subscription online on-demand music providers such as RDIO, Rhapsody and Spotify.

We also compete for listeners on the basis of our presence and visibility, as compared with other businesses and software that deliver audio and other content through the Internet, mobile devices and consumer products. We face significant competition for listeners from companies promoting their own digital music and content online or through application stores, including several large, well-funded and seasoned participants in the digital media market. Search engines, such as Google, and mobile device application stores, such as the iTunes Store, rank responses to search queries based on the popularity of a website or mobile application, as well as other factors that are outside of our control.

Government Regulation

Traditional radio stations are heavily regulated by the U.S. Federal Communications Commission (“FCC”). These same regulations do not currently apply to Internet radio for a variety of reasons including the non-use of regulated air waves and circumstances unique to the Internet. While the Company does not anticipate stringent regulation by the FCC, there are no assurances that the FCC or an equivalent governmental agency will not install stringent regulations on Internet radio.

MANAGEMENT AND EMPLOYEES

As of the date of this Report, we have two employees. We currently outsource much of our product development and our sales and marketing.

We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

PROPERTIES

None.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s only known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS AND CONFLICTS OF INTEREST

Members of the Company’s Management may serve in the future as an officer, director or investor in other entities. Neither the Company nor any shareholder would have any interest in these projects. Management believes that they have sufficient resources to fully discharge their responsibilities to all projects they have organized or will organize in the future, if any.

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GOVERNMENT REGULATION

We believe we are in compliance with applicable federal, state and other regulations and that we have compliance programs in place to ensure compliance going forward. There are no regulatory notifications or actions pending.

LEGAL MATTERS

None.

RELATED PARTY TRANSACTIONS

As of December 31, 2013 and December 31, 2012, the Chief Executive Officer was indebted to the Company in the amounts of $4,045 and $0, respectively, which is non-interest bearing, unsecured, and due on demand.

As of December 31, 2013 and December 31, 2012, CloudWebStore was indebted to the Company in the amounts of $467,789 and $0, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer and majority shareholder of CloudWebStore.

As of December 31, 2013 and December 31, 2012, CloudWebMall was indebted to the Company in the amounts of $600 and $0, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer and majority shareholder of CloudWebMall.

As of December 31, 2013 and December 31, 2012, the Company was indebted to GoldenHeart Holdings in the amounts of $5,676,478 and $117,856, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer amd majority shareholder of GoldenHeart Holdings.

As of December 31, 2013 and December 31, 2012, the Company was indebted to GHH Commerce in the amounts of $416,183 and $0, respectively, which is non-interest bearing, unsecured, and due on demand. The Company’s Chief Executive Officer is also the Chief Executive Officer and majority shareholder of GHH Commerce.

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RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	increasing awareness of our brand name;

•	meeting customer demand and standards;

•	attaining customer loyalty;

•	developing and upgrading our product and service offerings;

•	implementing our advertising and marketing plan;

•	maintaining our current strategic relationships and developing new strategic relationships;

•	responding effectively to competitive pressures; and

•	attracting, retaining and motivating qualified personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We may not be able to continue as a going concern.

We had an accumulated deficit of $5,979,092 at December 31, 2013, a net loss of $5,911,390 and net cash used in operating activities of $5,250,576 for the year then ended. These factors raise substantial doubt in the minds of our auditors about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If the Company cannot continue as a going concern, its stockholders may lose their entire investment.

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If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of April 23, 2014, we had no full time employees outside of our management team. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Timothy Roberts, our Chief Executive Officer, Terrance Taylor, our Chief Financial Officer, and Lucky Romero, our Vice President of Business Development, perform key functions in the operation of our business. The loss of any of these could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-person insurance for members of our management team because it is cost prohibitive at this point. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on its ability to retain and motivate existing employees. Due to our reliance upon its skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of its laborers.

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Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future. In addition, any strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	delays in sales resulting from potential customer sales cycles;

•	variations or inconsistencies in return on investment models and results;

•	changes in competition; and

•	changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

•	unexpected losses of key employees or customer of the acquired company;

•	difficulties integrating the acquired company’s standards, processes, procedures and controls;

•	difficulties coordinating new product and process development;

•	difficulties hiring additional management and other critical personnel;

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•	difficulties increasing the scope, geographic diversity and complexity of our operations;

•	difficulties consolidating facilities, transferring processes and know-how;

•	difficulties reducing costs of the acquired company’s business;

•	diversion of management’s attention from our management; and

•	adverse impacts on retaining existing business relationships with customers.

Establishing a new brand requires an effective marketing strategy which may take a long period of time.

Our principal business strategy is to develop our services as a respected brand within the industry in which they are marketed and delivered. The marketing of consumer services is highly dependent on creating favorable consumer perception. We have little advertising experience and commitment. We intend to hire an advertising and public relations firm to represent us in the future. However, to date, we have not entered into any agreements to retain a firm to provide such services. Competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

We are operating in a highly competitive market and we are unsure as to whether or not there will be any consumer demand for our services.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger companies that invest more money in marketing. Moreover, the market for our services is potentially large but highly competitive. There is little or no hard data that substantiates the demand for our services or how this demand will be segmented over time.

There is no assurance that the Company will operate profitably or will generate positive cash flow in the future.

The Company is continuing to develop its listener base and advertising revenues and it is anticipated that it will continue to incur significant losses for the foreseeable future as it carries on this process. In addition, the Company’s operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

Internet radio is an emerging market and our current business and future prospects are difficult to evaluate.

The market for internet radio has undergone rapid and dramatic changes in its relatively short history and is subject to significant challenges. As a result, the future revenue and income potential of our business is uncertain. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and rapidly evolving market, which risks and difficulties include, among others:

•	our relatively new, evolving and unproven business model;

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•	our ability to retain and build our listener base and increase listener hours;

•	our ability to effectively monetize listener hours, particularly with respect to listener hours on mobile devices, by growing our sales of advertising inventory created from growing listener hours and developing compelling ad product solutions that successfully deliver advertisers' messages across the range of our delivery platforms while maintaining our listener experience in continually evolving markets;

•	our ability to attract new advertisers, retain existing advertisers and prove to advertisers that our advertising platform is effective enough to justify a pricing structure that is profitable for us;

•	our operation under an evolving music industry licensing structure including statutory and compulsory licenses that may change or cease to exist, which in turn may result in a significant increase in our operating expenses.

Failure to successfully address these risks, difficulties and other challenges associated with operating in a new and emerging market could inhibit the implementation of our business plan, significantly harm our financial condition, operating results and liquidity and prevent us from achieving or sustaining profitability.

Our agreements with advertisers are generally short term or may be terminated at any time by the advertiser.

Advertisers that are spending only a small amount of their overall advertising budget on our service may view advertising with us as experimental and unproven and may leave us for competing alternatives at any time. We may never succeed in capturing a greater share of our advertisers' core advertising spending, particularly if we are unable to achieve the scale and market penetration necessary to demonstrate the effectiveness of our advertising platform or if our advertising model proves ineffective or not competitive when compared to alternatives. Failure to demonstrate the value of our service would result in reduced spending by, or loss of, existing or potential future advertisers, which would materially harm our revenue and business.

Advertising on mobile devices, such as smartphones, is an emerging phenomenon, and if we are unable to increase revenue from our advertising products delivered to mobile devices, our results of operations will be materially adversely affected.

Our ability to grow our business and generate advertising revenue depends on retaining and expanding our listener base and increasing listener hours. We must convince prospective listeners of the benefits of our service and existing listeners of the continuing value of our service. If we fail to grow our listener base and listener hours, particularly in key demographics such as young adults, we will be unable to grow advertising revenue, and our business will be materially and adversely affected.

We may rely heavily on the success of viral marketing to expand consumer awareness of our service.

If we are unable to maintain or increase the efficacy of our viral marketing strategy or if we otherwise decide to expand the reach of our marketing through use of more costly marketing campaigns, we may experience an increase in marketing expenses which could have an adverse effect on our results of operations. We cannot assure you that we will be successful in maintaining or expanding our listener base and failure to do so would materially reduce our revenue and adversely affect our business, operating results and financial condition.

We are operating in a highly competitive market and we are unsure as to whether or not there will be any consumer demand for our services.

We face and will continue to face competition for both listener hours and advertising spending; we compete for the time and attention of our listeners with other content providers on the basis of a number of factors, including quality of experience, value proposition, relevance, acceptance and diversity of content, ease of use, price, accessibility, perception of ad load, brand awareness and reputation.

Many of our competitors may leverage their existing infrastructure, brand recognition and content collections to augment their services by offering competing internet radio features to provide listeners. We face increasing competition for listeners from a growing variety of businesses that deliver audio media content through mobile phones and other wireless devices.

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Our competitors include terrestrial radio, satellite radio, and online radio. Terrestrial radio providers such as CBS and Clear Channel offer their content for free, are well-established and accessible to listeners and offer content, such as news, sports, traffic, weather and talk that we currently do not offer. In addition, many terrestrial radio stations have begun broadcasting digital signals, which provide high quality audio transmission.

Satellite radio providers, such as Sirius XM, may offer extensive and oftentimes exclusive news, comedy, sports and talk content, national signal coverage, and long established automobile integration. In addition, terrestrial radio pays no royalties for its use of sound recordings and satellite radio pays a much lower percentage of revenue.

Other online content to providers may offer more extensive content libraries than we offer. We also compete with providers of on-demand audio media and entertainment which are purchased or available for free and playable on mobile devices, automobiles and in the home. These forms of media may be purchased, downloaded and owned, such as iTunes audio files, MP3s, CDs, or accessed from subscription or free online on-demand offerings by music providers such as Pandora, RDIO, Spotify, and Rhapsody or content streams from other online services such as Hulu, VEVO, turntable fm and YouTube. We believe that companies with a combination of financial resources, technical expertise, and digital media experience also pose a significant threat of developing competing internet radio and digital audio entertainment technologies in the future. Our current and future competitors may have more well-established brand recognition, more established relationships with consumer product manufacturers, greater financial, technical, and other resources, more sophisticated technologies or more experience in the markets in which we compete.

To compete effectively, we must continue to invest significant resources in the development of our service to enhance the user experience of our listeners.

There can be no assurance that we will be able to compete successfully for listeners in the future against existing or new competitors and failure to do so could result in loss of existing or potential listeners, reduced revenue, increased marketing expenses or diminished brand strength, any of which could harm our business.

We operate under and pay royalties pursuant to statutory licensing structures for the reproduction and public performance of sound recordings that could change or cease to exist, which would adversely affect our business.

Interruptions or delays in service arising from our own systems or from our third-party vendors could impair the delivery of our service and harm our business.

We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our products, which could cause us to lose subscribers and subscription revenue, or suffer an increase in our operating expenses, either of which could harm our operating results.

If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers' credit cards on a timely basis or at all, we could lose subscription revenue, which would harm our operating results.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. Currently, we are implementing the steps that are required for us to become fully compliant with the Payment Card Industry, or PCI, Data Security Standard, or PCI DSS, a security standard with which companies that collect, store, or transmit certain data regarding credit and debit cards, credit and debit card holders, and credit and debit card transactions are required to comply. Our failure to comply fully with PCI DSS may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors and merchant banks. Such failure to comply fully also may subject us to fines, penalties, damages, and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that, even if PCI DSS compliance is achieved, we will maintain PCI DSS compliance or that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, credit and debit card holders and credit and debit card transactions.

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If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, credit card and debit card companies may increase our transaction fees or terminate their relationships with us. Any increases in our credit card and debit card fees could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

If we fail to detect click fraud or other invalid clicks on ads, we could lose the confidence of our advertisers, which would cause our business to suffer. Our business relies on delivering positive results to our advertising customers. We are exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. A major source of invalid clicks could result from click fraud where a listener intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others and we are unable to detect and prevent it, or if we choose to manage traffic quality in a way that advertisers find unsatisfactory, the affected advertisers may experience or perceive a reduced return on their investment in our advertising products, which could lead to dissatisfaction with our advertising programs, refusals to pay, refund demands or withdrawal of future business. This could damage our brand and lead to a loss of advertisers and revenue.

We incorporate and include third-party software into and with our applications and service offerings and expect to continue to do so.

The operation of our applications and service offerings could be impaired if errors occur in the third-party software that we use. It may be more difficult for us to correct any defects in third-party software because the development and maintenance of the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that any third-party licensors will continue to make their software available to us on acceptable terms, to invest the appropriate levels of resources in their software to maintain and enhance its capabilities, or to remain in business. Any impairment in our relationship with these third-party licensors could harm our ability to maintain and expand the reach of our service, increase listener hours and sell advertising, each of which could harm our operating results, cash flow and financial condition.

Our financial condition is affected by worldwide economic conditions and their impact on advertising spending. Expenditures by advertisers generally tend to reflect overall economic conditions, and to the extent that the economy continues to stagnate, reductions in spending by advertisers could have a serious adverse impact on our business. In addition, we provide an entertainment service, and payment for our subscription service may be considered discretionary on the part of some of our current and prospective subscribers or listeners who may choose to use a competing free service or to listen to our service without subscribing. To the extent that overall economic conditions reduce spending on discretionary activities, our ability to retain current and obtain new subscribers could be hindered, which could reduce our subscription revenue and negatively impact our business.

Our business is subject to the risks of earthquakes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.

Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins or similar events. For example, a significant natural disaster, such as an earthquake, fire or flood, could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur. Our principal executive offices are located in the Los Angeles area, a region known for seismic activity. In addition, acts of terrorism could cause disruptions in our business or the economy as a whole. Our servers may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential customer data. As we rely heavily on our servers, computer and communications systems and the internet to conduct our business and provide high quality service to our listeners, such disruptions could negatively impact our ability to run our business, result in loss of existing or potential listeners and advertisers, and increased maintenance costs, which would adversely affect our operating results and financial condition.

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RISKS RELATED TO THE SECURITIES MARKETS AND INVESTMENTS IN OUR COMMON STOCK

Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company, hold approximately 82.3% of the voting power of the outstanding shares immediately after the Merger . These officers have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such our executive officers have the power to prevent or cause a change in control; therefore, without his consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTCQB under the symbol “ALDV.” The liquidity of our common stock may be very limited and affected by our limited trading market. The OTCQB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCQB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;

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•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new attractions or services by us or our competitors;
•	reductions in the market share of our services;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

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The securities issued in connection with the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Merger are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Articles of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock, $0.001 par value per share. Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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If we do not file our quarterly or annual reports with the SEC, we may be de-listed from the OTCQB.

OTCQB is the middle tier of the OTC market. OTCQB companies report to the SEC or a U.S. banking regulator, making it easy for investors to identify companies that are current in their reporting obligations. There are no financial or qualitative standards to be in this tier. OTCQB securities may also be quoted on the FINRA BB. The OTCQB allows investors to easily identify reporting companies traded in the OTC market regardless of where they are quoted.

Under OTCQB rules relating to the timely filing of periodic reports with the SEC, any OTCQB issuer who fails to file a periodic report (Forms 10-Q or 10-K) by the due date of such report, period we may be removed from the OTCQB and our common stock may only be able to be traded on the OTC Pink. The OTC Pink is the bottom tier of the OTC market – a speculative trading marketplace that helps broker-dealers get the best prices for investors. Accordingly, our securities may become worthless and we may be forced to curtail or abandon our business plan.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

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DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. After the closing of the Merger, and giving effect to the Split, the Company had 71,775,000 shares of Common Stock issued and outstanding held by approximately 42 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name, and 988 shares of Series A Preferred Stock issued and outstanding held by one shareholder.

Common Stock

Holders of Company’s common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

The Company's Amended Articles of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

The Company has authorized a total of One Thousand (1,000) shares of Series A Preferred Stock (the “Series A”). The Series A is not entitled to dividends or conversion into any other securities of the Company’s securities. The Series A is junior in liquidation preference to shares of the Company’s Common Stock. The Series A votes at the rate of fifty thousand votes per share on a post-Split basis.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S’ COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)          Market information.

Our common stock first became quoted on the Over-the-Counter Quotation Board, or “OTCQB” under the trading symbol “ALDV” on July 27, 2010. The following table lists the high and low bid information for our common stock as quoted on the OTCQB for the fiscal years ended 2013 and 2012, respectively:

	Price Range
Quarter Ended	High ($)	Low ($)
November 30, 2013	0	0
August 31, 2013	0	0
May 31, 2013	0	0
February 28 ,2013	0	0
November 31, 2012	0	0
August 31, 2012	0	0
May 31, 2012	0	0
February 29, 2012	0	0

The above quotations from the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

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(b)          Holders.

The number of record holders of our common stock as of April 23, 2014, was approximately 42 based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name with a brokerage firm or other fiduciary.

(c)          Dividends.

We have not paid or declared any cash dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Certificate of Incorporation and By-laws provide, to the fullest extent permitted by Delaware law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

Delaware General Corporate Law (“GCL”) Section 145 provides the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under GCL Section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Certificate of Incorporation and By-laws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by GCL, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Delaware State Law

We may be or in the future we may become subject to Delaware's control share law. We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our Bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

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A corporation is subject to Delaware 's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and if the corporation does business in Delaware or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Delaware 's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Delaware has a business combination law, which prohibits certain business combinations between Delaware corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Delaware law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware 's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Item 2.02 Results of Operations and Financial Condition.

GOING CONCERN

We have incurred losses of $5,979,092 since inception and have net cash used from our operations of $5,318,530 through the year ended December 31, 2013. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

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Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of April 23, 2014, there were no off balance sheet arrangements.

Basis of Presentation

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Critical Accounting Policies

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

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Loss Per Share

The Company computes net loss per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.

In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. As of December 31, 2013, there are no dilutive potential common shares outstanding.

Income Taxes

The Company accounts for income under FASB accounting standards codification No. 740 income taxes. Under FASB accounting standards codification No. 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The tax return for the period ended December 31, 2013 is subject to examination by the Internal Revenue Service.

Fair Value of Financial Instruments

The Company measures the fair value of its assets and liabilities under the guidance of ASC 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but its provisions apply to all other accounting pronouncements that require or permit fair value measurement. ASC 820 clarifies that fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. ASC 820 requires the Company to use valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly such as quoted prices for similar assets or liabilities or market-corroborated inputs; and

Level 3: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities. The valuation techniques that may be used to measure fair value are as follows:

A.         Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

B.          Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models and excess earnings method.

C.          Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

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Product Development

Product development consists primarily of software engineering and design, metadata, information technology and costs associated with supporting consumer connected-device manufacturers in implementing our service in their products. We have incurred product development expenses primarily to develop and improve our system, website and the StationDigital app.

We account for our development costs in accordance with ASC 350-50-25 which sets forth the appropriate method of accounting for each of the five stages of website development. The costs incurred during the planning stage were expensed as incurred; the costs incurred for activities during the website application and infrastructure development stage were capitalized in accordance with ASC 350-40; costs incurred during the graphics development stage were capitalized for costs that were for the creation of initial graphics for the website, subsequent updates to the initial graphics were expensed as incurred, unless they provided additional functionality; costs incurred during the content development stage were expensed as incurred unless they were for the integration of a database with our website, which were capitalized; and generally, the costs incurred during the operating stage have been expensed as incurred.

Capitalized amounts are amortized over the useful life of the related application.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will recognize revenue from advertising and online sales at the time services are rendered.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for doubtful accounts. Our allowance for doubtful accounts will be based upon historical loss patterns, the number of days that billings are past due and an evaluation of the potential risk of loss associated with delinquent accounts. We also consider any changes to the financial condition of our customers and any other external market factors that could impact the collectability of our receivables in the determination of our allowance for doubtful accounts.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which is three years.

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Website Development Costs

Costs incurred to develop software for internal use are required to be capitalized and amortized over the estimated useful life of the asset if certain criteria are met. Costs related to preliminary project activities and post implementation activities are expensed as incurred. We evaluate the costs incurred during the application development stage of website development to determine whether the costs meet the criteria for capitalization. As of December 31, 2013 and December 31, 2012, we had approximately $229,884 and $49,902, respectively, of capitalized internal use software and website development costs, net of accumulated amortization. These costs are being amortized over their three year estimated useful lives. As of December 31, 2013 and 2012 the Company recorded amortization expense of $21,178 and $0, respectively. Internal use software and website development costs are included in property and equipment.

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Recent Accounting Pronouncements

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Merger, the Company issued an aggregate of 3,585,575 pre-Split shares of its Common Stock and 56 shares of Series A Preferred Stock to the shareholders of SDI.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

ITEM 5.01.     CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 5.03.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 5.06.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a) The audited financial statements of Station Digital as of December 31, 2013 are attached hereto as Exhibit 99.2. pursuant to Item 2.01 of Form 8-K.

(b) As a result of its acquisition of SDI described in Item 2.01, the Company is filing the pro forma financial information required by Item 9.01 herewith as Exhibit 99.3.

(c) Exhibits

Number	Description
2.1	Agreement and Plan of Merger between Alarming Devices, Inc. and Station Digital, Inc., dated April 23, 2014
3.1	Amended and Restated Articles of Incorporation of Alarming Devices, Inc.
3.2	Amended By-laws
3.3	Plan of Conversion
99.1	Press Release, dated April 24, 2014
99.2	Audited financial statements as of December 31, 2013 of Station Digital, Inc.
99.3	Unaudited condensed combined pro forma financial statements as of December 31, 2013

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	STATION DIGITAL CORPORATION

	By:	/s/ Timothy Roberts
Name: Timothy Roberts
Title: Chairman, Chief Executive Officer

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